SUB-ITEM 77C MATTERS SUBMITTED TO A VOTE OF SECURITIES HOLDERS

Shareholder Meeting. At a special shareholders' meeting held on October 13, 2000 shareholders of each Fund voted separately for the following proposal:

   APPROVAL OF A NEW ADVISORY AGREEMENT BETWEEN A FUND AND KOBRICK FUNDS LLC.
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KOBRICK CAPITAL FUND

-----------------------     ---------------------       ------------------------     ---------------------
      VOTED FOR                VOTED AGAINST                ABSTAINED VOTES              TOTAL VOTES
    11,709,046.008              156,459.871                   238,929.437               12,104,435.316

KOBRICK EMERGING GROWTH FUND

-----------------------     ---------------------       ------------------------     ---------------------
      VOTED FOR                VOTED AGAINST                ABSTAINED VOTES              TOTAL VOTES
    5,821,893.288                91,725.725                   73,304.546                5,986,923.559

KOBRICK GROWTH FUND

-----------------------     ---------------------       ------------------------     ---------------------
      VOTED FOR                VOTED AGAINST                ABSTAINED VOTES              TOTAL VOTES
    4,723,774.646                23,391.442                   41,347.371                4,788,513.459


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